EXHIBIT 99.1

NEWS RELEASE
Cleveland-Cliffs Inc. Reports First-Quarter 2020 Results
CLEVELAND—May 11, 2020—Cleveland-Cliffs Inc. (NYSE: CLF) today reported first-quarter results for the period ended March 31, 2020.
On March 13, 2020, Cleveland-Cliffs completed the acquisition of AK Steel Holding Corporation ("AK Steel"). The results set forth in this release only consider the operating results of AK Steel for the period from March 13, 2020 through March 31, 2020.
The acquisition of AK Steel has transformed Cleveland-Cliffs into a vertically integrated producer of value-added iron ore and steel products. The Company is now organized according to its differentiated products in two reportable segments - the historical Mining and Pelletizing segment and the new Steel and Manufacturing segment. The Steel and Manufacturing segment includes the assets of AK Steel and the previously reported Metallics segment.
The Company reported total revenues of $359 million, compared to the prior year's first-quarter consolidated revenues of $157 million. Cost of goods sold was $356 million compared to $126 million reported in the first quarter of 2019.
The Company recorded a net loss of $49 million, or $0.18 per diluted share, which included $66 million, or $0.22 per diluted share, of acquisition costs, severance, and inventory step-up amortization. This compares to a net loss of $22 million, or $0.08 per diluted share, recorded in the prior-year quarter.
For the first quarter of 2020, the Company reported adjusted EBITDA1 of $23 million.

	(In Millions)
	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA[1]
Steel and Manufacturing	$(11.1)	$(0.8)
Mining and Pelletizing	81.8	47.5
Corporate and Eliminations	(48.0)	(25.5)
Total Adjusted EBITDA[1]	$22.7	$21.2

Cliffs' Chairman, President, and CEO Lourenco Goncalves said, “Despite the challenge of the COVID-19 pandemic affecting lives and economic activity, we were able to successfully integrate AK Steel into the Cleveland-Cliffs way of doing business. Over the past two months, we took action to preserve the long-term health of both our employees and our Company. Our actions in the early days of the pandemic included, among other things: enacting strict social distancing on the job; continuous cleaning of all facilities; enhanced safety procedures at all operations; closing or idling facilities, and extending outages at several operations; cutting capital, operating, and overhead costs; instituting temporary executive and salaried pay decreases throughout the organization with disproportionately high contribution from the top of the organization; temporarily suspending the construction of the HBI plant; discontinuing the payment of dividends; and raising additional capital as insurance. As we start the path to return to normal levels of business in the second half of the year, we are confident that we have the ample liquidity and all other means to remain comfortable through whatever uncertainty that remains.”
Steel and Manufacturing
Steel and Manufacturing segment results only include the results of AK Steel from March 13, 2020 through March 31, 2020. Prior-year comparable data is not available as the financial results for AK Steel prior to the Merger date are not included as part of consolidated financial results.

Three Months Ended March 31, 2020

Volumes - In Thousands of Net Tons
Flat-rolled steel shipments	199
Operating Results - In Millions
Revenues	$217.5
Cost of goods sold	(246.6)
Selling Price - Per Net Ton
Average net selling price per net ton of flat-rolled steel	$997
Revenues from March 13, 2020 to March 31, 2020 were unfavorably impacted by the reduction in sales as a result of the COVID-19 pandemic. Additionally, within cost of goods sold, the Company recorded amortization on the fair value step-up of inventory of $23 million related to the acquisition.

Mining and Pelletizing

	Three Months Ended March 31,
	2020	2019
Volumes - In Thousands of Long Tons
Sales volume	2,134	1,550
Production volume	4,832	4,401

Operating Results - In Millions
Revenues	$229.4	157.0
Cost of goods sold	(167.3)	(126.1)

Per Ton Information*
Revenues from product sales and services	$99.53	$93.81

Cash cost of goods sold rate[2]	$61.67	$61.94
Depreciation, depletion & amortization	8.76	11.94
Total cost of goods sold	$70.43	$73.88

*Excludes revenues and expenses related to domestic freight, which are offsetting and have no impact on sales margin.
Mining and Pelletizing pellet sales volume in the first quarter of 2020 was 2.1 million long tons, a 38 percent increase primarily related to increased intercompany sales. Total intercompany sales were 783 thousand long tons.
Income Tax
The first-quarter income tax benefit of $51 million was driven by the U.S. statutory rate as well as a benefit on favorable permanent items, including depletion.
Liquidity
As of May 5, 2020, the Company had total liquidity of approximately $1.25 billion, consisting of approximately $430 million in cash and $820 million of availability under its ABL credit facility.

Outlook and Market Commentary
Regarding business outlook, Mr. Goncalves stated, "Our 2020 Adjusted EBITDA performance and capital needs will be dependent upon the strength and speed of the recovery of our important end-markets through the balance of the year, most notably the automotive industry. Although the pandemic effect led to automotive plant shutdowns over the past six weeks, the timing and pace of production restarts as well as consumer sales data have both exceeded our expectations. If the automotive manufacturers continue to restart production as they have indicated to us and already started to do, our operations will normalize throughout the balance of the second quarter, with a fairly strong second half of the year.”
Mr. Goncalves added, "With our liquidity in great shape and stay-at-home restrictions easing, we are planning to restart HBI construction as soon as possible. The pandemic and associated manufacturing stoppages have created a severe scarcity of scrap in the marketplace that further increases demand and magnifies the value of our HBI.”
Mr. Goncalves concluded, “Our decisive actions and low fixed cost position have enabled us to navigate through the worst parts of the crisis successfully, and we are well positioned to meet our customer demand now that business conditions have begun to improve.”
Conference Call Information
Cleveland-Cliffs Inc. will host a conference call this morning, May 11, 2020, at 10 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com
About Cleveland-Cliffs Inc.
Founded in 1847, Cleveland-Cliffs is among the largest vertically integrated producers of differentiated iron ore and steel in North America. With an emphasis on non-commoditized products, Cliffs is uniquely positioned to supply both customized iron ore pellets and sophisticated steel solutions to a quality-focused customer base, with an industry-leading market share in the automotive industry. A commitment to environmental sustainability is core to our business operations and extends to how we partner with stakeholders across our communities and the steel value chain. Headquartered in Cleveland, Ohio, Cleveland-Cliffs employs approximately 12,000 people across mining and steel manufacturing operations in the United States, Canada and Mexico. For more information, visit http://www.clevelandcliffs.com.

Forward-Looking Statements
This report contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to our operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this report, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect our future performance and cause results to differ from the forward-looking statements in this report include, but are not limited to: severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges, due to the ongoing COVID-19 pandemic or otherwise, of one or more of our major customers, including customers in the automotive market, key suppliers or contractors, which, among other adverse effects, could lead to reduced demand for our products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; uncertainty and weaknesses in global economic conditions, including downward pressure on prices caused by the COVID-19 pandemic, oversupply of imported products, reduced market demand and risks related to U.S. government actions with respect to Section 232, the USMCA and/or other trade agreements, treaties or policies; uncertainties associated with the highly competitive and highly cyclical steel industry and reliance on the demand for steel from the automotive industry; continued volatility of steel and iron ore prices and other trends, which may impact the price-adjustment calculations under certain of our sales contracts; our ability to successfully diversify our product mix and add new customers for our Mining and Pelletizing segment beyond our traditional blast furnace clientele; our ability to cost-effectively achieve planned production rates or levels, including at our HBI production plant once we restart construction activities, and to resume full operations at certain facilities that are temporarily idled due to the COVID-19 pandemic; our ability to successfully identify and consummate any strategic investments or development projects, including our HBI production plant; the impact of our steelmaking customers reducing their steel production due to the COVID-19 pandemic, or increased market share of steel produced using methods other than those used by our customers, or increased market share of lighter-weight steel alternatives, including aluminum; our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit cash flow available to fund working capital, planned capital expenditures, acquisitions, and other general corporate purposes or ongoing needs of our business; our actual economic iron ore reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; problems or uncertainties with sales volume or mix, productivity, transportation, environmental liabilities, employee-benefit costs and other risks of the steel and mining industries; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to maintain appropriate relations with unions and employees; the ability of our customers, joint venture partners and third-party service providers to meet their obligations to us on a timely basis or at all; events or circumstances that could impair or adversely impact the viability of a production plant or mine and the carrying value of associated assets, as well as any resulting impairment charges; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures, infectious disease outbreaks and other unexpected events; adverse changes in interest rates, foreign currency rates and tax laws; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; our ability to realize the anticipated benefits of the Merger and to successfully integrate the businesses of AK Steel into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as realizing the estimated future synergies; additional debt we assumed or issued in connection with the Merger, as well as additional debt we incurred in connection with enhancing our liquidity during the COVID-19 pandemic, may negatively impact our credit profile and limit our financial flexibility; changes in the cost of raw materials and supplies; supply chain disruptions or poor quality of raw materials or supplies, including scrap, coal, coke and alloys; disruptions in, or failures of, our information technology systems, including those related to cybersecurity; and unanticipated costs associated with healthcare, pension and OPEB obligations.
For additional factors affecting the business of Cliffs, refer to Part II – Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019. You are urged to carefully consider these risk factors.

SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:	INVESTOR CONTACT:
Patricia Persico Director, Corporate Communications (216) 694-5316	Paul Finan Director, Investor Relations (216) 694-6544
FINANCIAL TABLES FOLLOW
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CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended March 31,
	2020	2019
Revenues	$324.5	$157.0
Realization of deferred revenue	34.6	—
Operating costs:
Cost of goods sold	(356.0)	(126.1)
Selling, general and administrative expenses	(26.1)	(27.3)
Acquisition-related costs	(42.5)	—
Miscellaneous – net	(13.3)	(4.4)
Total operating costs	(437.9)	(157.8)
Operating loss	(78.8)	(0.8)
Other income (expense):
Interest expense, net	(31.0)	(25.1)
Other non-operating income	9.2	0.1
Total other expense	(21.8)	(25.0)
Loss from continuing operations before income taxes	(100.6)	(25.8)
Income tax benefit	51.4	3.7
Loss from continuing operations	(49.2)	(22.1)
Income from discontinued operations, net of tax	0.6	—
Net loss	(48.6)	(22.1)
Income attributable to noncontrolling interest	(3.5)	—
Net loss attributable to Cliffs shareholders	$(52.1)	$(22.1)

Loss per common share attributable to Cliffs shareholders - basic
Continuing operations	$(0.18)	$(0.08)
Discontinued operations	—	—
	$(0.18)	$(0.08)
Loss per common share attributable to Cliffs shareholders - diluted
Continuing operations	$(0.18)	$(0.08)
Discontinued operations	—	—
	$(0.18)	$(0.08)
Average number of shares (in thousands)
Basic	297,515	289,525
Diluted	297,515	289,525

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$186.9	$352.6
Accounts receivable, net	560.8	94.0
Inventories	2,148.8	317.4
Income tax receivable, current	61.7	58.6
Other current assets	107.4	75.3
Total current assets	3,065.6	897.9
Non-current assets:
Property, plant and equipment, net	4,549.8	1,929.0
Goodwill	143.3	2.1
Intangible assets, net	210.0	48.1
Income tax receivable, non-current	4.1	62.7
Deferred income taxes	486.4	459.5
Right-of-use asset, operating lease	238.0	11.7
Other non-current assets	215.1	92.8
TOTAL ASSETS	$8,912.3	$3,503.8
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$825.3	$193.2
Accrued liabilities	299.8	126.3
Other current liabilities	245.7	89.9
Total current liabilities	1,370.8	409.4
Non-current liabilities:
Long-term debt	4,357.1	2,113.8
Operating lease liability, non-current	201.2	10.5
Intangible liability, net	137.9	—
Pension and OPEB liabilities	1,171.6	311.5
Asset retirement obligations	179.2	163.2
Other non-current liabilities	263.5	137.5
TOTAL LIABILITIES	7,681.3	3,145.9
EQUITY
Total Cliffs shareholders' equity	903.2	357.9
Noncontrolling interest	327.8	—
TOTAL EQUITY	1,231.0	357.9
TOTAL LIABILITIES AND EQUITY	$8,912.3	$3,503.8

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(48.6)	$(22.1)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation, depletion and amortization	34.4	19.9
Deferred income taxes	(47.5)	(4.1)
Loss (gain) on derivatives	32.0	(5.7)
Other	(31.6)	13.9
Changes in operating assets and liabilities, net of business combination:
Receivables and other assets	254.1	204.0
Inventories	(244.1)	(228.9)
Payables, accrued expenses and other liabilities	(109.2)	(88.2)
Net cash used by operating activities	(160.5)	(111.2)
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(138.1)	(134.1)
Acquisition of AK Steel, net of cash acquired	(869.3)	—
Other investing activities	(0.1)	8.5
Net cash used by investing activities	(1,007.5)	(125.6)
FINANCING ACTIVITIES
Repurchase of common shares	—	(124.3)
Dividends paid	(16.9)	(14.8)
Proceeds from issuance of debt	716.2	—
Debt issuance costs	(44.4)	—
Repurchase of debt	(429.9)	(10.3)
Borrowings under credit facilities	800.0	—
Other financing activities	(19.9)	(8.4)
Net cash provided (used) by financing activities	1,005.1	(157.8)
Decrease in cash and cash equivalents, including cash classified within other current assets related to discontinued operations	(162.9)	(394.6)
Less: increase (decrease) in cash and cash equivalents from discontinued operations, classified within other current assets	2.8	(1.6)
Net decrease in cash and cash equivalents	(165.7)	(393.0)
Cash and cash equivalents at beginning of period	352.6	823.2
Cash and cash equivalents at end of period	$186.9	$430.2

1 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on a consolidated basis. EBITDA and Adjusted EBITDA are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	Three Months Ended March 31,
	2020	2019
Net loss	$(48.6)	$(22.1)
Less:
Interest expense, net	(31.1)	(25.1)
Income tax benefit	51.4	3.7
Depreciation, depletion and amortization	(34.4)	(19.9)
Total EBITDA	$(34.5)	$19.2
Less:
EBITDA of noncontrolling interests (A)	$4.6	$—
Severance costs	(19.3)	(1.7)
Acquisition costs	(23.2)	—
Amortization of inventory step-up	(23.2)	—
Gain (loss) on extinguishment of debt	3.2	(0.3)
Impact of discontinued operations	0.7	—
Total Adjusted EBITDA	$22.7	$21.2

(A) Includes $3.5 million of income attributable to noncontrolling interests and $1.1 million of depreciation, depletion and amortization for the three months ended March 31, 2020.

2 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION EXPLANATIONS
The Company presents Mining and Pelletizing cash cost of goods sold rate per long ton, which is a non-GAAP financial measure that management uses in evaluating operating performance. Cliffs believes the presentation of non-GAAP cash cost of goods sold is useful to investors because it excludes depreciation, depletion and amortization, which are non-cash, and freight, which has no impact on sales margin, thus providing a more accurate view of the cash outflows related to the sale of iron ore. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. Below is a reconciliation in dollars of this non-GAAP financial measure to the Mining and Pelletizing segment cost of goods sold.

	(In Millions)
	Mining and Pelletizing
	Three Months Ended March 31,
	2020	2019
Cost of goods sold	$167.3	$126.1
Less:
Freight	17.0	11.6
Depreciation, depletion & amortization	18.7	18.5
Cash cost of goods sold	$131.6	$96.0